UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 13, 2015

AXALTA COATING SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103

(Address of principal executive offices) (Zip Code)

(855) 547-1461

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2015 Annual General Meeting of Members (the “AGM”) of Axalta Coating Systems Ltd. (“Axalta”) was held on May 13, 2015. The matters that were voted upon at the AGM and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below.

At the AGM, Axalta’s members: (i) elected three Class I directors, each for a term expiring at Axalta’s 2018 Annual General Meeting of Members; (ii) approved, on an advisory (non-binding) basis, the compensation of Axalta’s named executive officers (“Say on Pay”) for 2014; (iii) voted, on an advisory (non-binding) basis, that Axalta should hold the Say on Pay vote annually (“Say on Frequency”); and (iv) approved the appointment of PricewaterhouseCoopers LLP as Axalta’s independent registered public accounting firm and auditor until the conclusion of the 2016 Annual General Meeting of Members and the delegation of authority to Axalta’s board of directors, acting through the Audit Committee, to fix the terms and remuneration thereof (“PWC Proposal”).

Election of Class I Directors:

Name	Votes For	Votes Withheld	Broker-Non- Votes

Wesley T. Bieligk	202,033,454	20,074,082	2,199,730
Gregor P. Böhm	202,033,454	20,074,082	2,199,730
Robert M. McLaughlin	202,106,913	20,000,623	2,199,730

	Votes For	Votes Against	Broker Non- Votes	Abstentions

Say on Pay for 2014:	221,674,360	431,105	2,199,730	2,071

	1 Year*	2 Years	3 years	Broker-Non- Votes	Abstentions

Say on Frequency:	219,027,780	2,256	3,074,980	2,199,730	2,520

* Axalta intends to hold the Say on Pay vote annually.

	Votes For	Votes Against	Abstentions

PWC Proposal:	203,978,386	20,314,040	14,840

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date: May 14, 2015	By:	/s/ Michael F. Finn
Michael F. Finn
Senior Vice President, General Counsel & Corporate Secretary